                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                        Only (as Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                            Matrix Service Company
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                            Matrix Service Company
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                            MATRIX SERVICE COMPANY
                             10701 East Ute Street
                             Tulsa, Oklahoma 74116

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of the Stockholders of Matrix Service Company, a Delaware corporation (the "Company"), will be held at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma, on the 23rd day of October, 2001, at 10:00 a.m., Central Standard time, for the following purposes:

     1. To elect six directors to serve until the annual stockholders' meeting in 2002 or until their successors have been elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2002; and

     3. To act upon such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on September 10, 2001, as the record date (the "Record Date") for determining stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only stockholders of record on the Record Date are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                       By Order of the Board of Directors

                                       /s/ MICHAEL J. HALL

                                       Michael J. Hall
                                       Secretary

September 17, 2001
Tulsa, Oklahoma


================================================================================
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF WHETHER YOU PLAN TO ATTEND. THEREFORE PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU ARE PRESENT AT THE MEETING AND WISH TO DO SO YOU MAY REVOKE THE PROXY AND VOTE IN PERSON.
================================================================================



                            MATRIX SERVICE COMPANY
                             10701 East Ute Street
                             Tulsa, Oklahoma 74116

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Matrix Service Company (the "Company") for use at the Annual Meeting of Stockholders to be held on October 23, 2001, and at any adjournments thereof. The Annual Meeting will be held at 10:00 a.m., Central Standard time, at Bank One, First National Tower, 15 East Fifth St., 41st Floor, Tulsa, Oklahoma. If the accompanying proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this proxy statement. In addition, the proxy confers authority in the persons named in the proxy to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any other such matters. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice or by execution of a subsequent proxy sent to Michael J. Hall, Secretary, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116. The proxy also may be revoked if the stockholder is present at the meeting and elects to vote in person.

     The approximate date on which this Proxy Statement and the accompanying proxy will first be sent to stockholders is September 17, 2001.


                               VOTING SECURITIES

     At the close of business on the Record Date there were 7,663,116 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), outstanding. Each outstanding share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock is required for a quorum.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 10, 2001, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of its outstanding shares of Common Stock, (ii) each director and director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table herein and (iv) all directors, director nominees and executive officers of the Company as a group. Except as described below, each of the persons listed below has sole voting and investment power with respect to the shares listed.

-----------------------------------------------------  ------------------------  -----------------------
Identity of Beneficial Owner                              Number of  Shares         Percent of  Class
-----------------------------------------------------  ------------------------  -----------------------
Van Den Berg Management  (1)                                          1,181,816                    15.42
1301 Capitol of Texas Highway, Suite B228
Austin, TX 78746

Strong Capital Management, Inc.  (2)                                    789,800                    10.31
100 Heritage Reserve
Menomonee Falls, WI 53051

Dimensional Fund Advisors, Inc.  (3)                                    706,300                     9.22
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Hugh E. Bradley  (4)                                                     32,500                        *

Michael J. Hall  (4)                                                    121,000                     1.56

I, Edgar Hendrix  (4)                                                     2,500                        *

Paul K. Lackey  (4)                                                       2,500                        *

Bradley S. Vetal  (4)                                                   133,818                     1.72

John S. Zink  (4)                                                        72,500                        *

Vance Davis  (4)                                                         13,600                        *

John S. Newmeister  (4)                                                  18,300                        *

James P. Ryan  (4)                                                       10,000                        *

All directors and executive officers as a group                         466,813                     5.82
(12 persons) (4)

* Indicates ownership of less than one percent of the outstanding shares of common stock.

(1)  According to Schedule 13G dated August 10, 2001.

(2)  According to Schedule 13G dated January 31, 2001.

(3)  According to Schedule 13G dated February 2, 2001.

(4) Includes the following shares of common stock that are issuable upon the exercise of stock options that are exercisable within 60 days after September 10, 2001: Mr. Bradley - 32,500 shares; Mr. Hall - 86,000 shares; Mr. Lackey - 2,500 shares; Mr. Vetal - 107,000 shares; Mr. Zink - 42,500 shares; Mr. Hendrix - 2,500 shares; Mr. Newmeister - 17,200 shares; Mr. Rogers - 28,000 shares; Mr. Ryan - 6,000 shares; 12 Directors and Executive Officers as a group - 360,300 shares.


                   PROPOSAL NUMBER 1: Election of Directors

     The Board of Directors has nominated and urges you to vote "For" the election of the six nominees identified below who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Proxies solicited hereby will be voted "For" all six nominees unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a plurality of the Common Stock present in person or by proxy at the meeting is required for election of the nominees.

     If, at the time of the 2001 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

     The nominees for director, and certain additional information with respect to each of them, are as follows:

     Hugh E. Bradley, age 72, was elected as a Director of the Company effective on April 20, 1993. Mr. Bradley retired in October 1993. Previously he had served as the Division Manager for Texaco Trading & Transportation, Inc., Mid-Continent Region from 1988 to 1993. Mr. Bradley is a graduate Petroleum Engineer from the Colorado School of Mines.

     Michael J. Hall, age 57, has served as Vice President Finance and Chief Financial Officer of the Company since November 1998. Prior to working for Matrix, Mr. Hall was Vice President and Chief Financial Officer for Pexco Holdings, Inc. from 1994 to 1997 and Vice President Finance and Chief Financial Officer for Worldwide Sports & Recreation, Inc., an affiliated company, from 1996 to 1997. From 1984 to 1994, Mr. Hall worked for T.D. Williamson, Inc., as Senior Vice President, Chief Financial and Administrative Officer, and Director of Operations, Europe, Africa and Middle East Region. Mr. Hall graduated Summa Cum Laude from Boston College with a degree in Accounting and earned his MBA with honors from Stanford Graduate School of Business.

     I. E. (Ed) Hendrix, age 57, has served as Executive Vice President and Chief Financial Officer of Spectrum Field Services, Inc., subsequent to the company's inception in July 2000. Mr. Hendrix previously served as Vice President-Treasurer for Parker Drilling, a New York Stock Exchange company engaged in worldwide oil and gas drilling and equipment services. He also was a management consultant with Ernst & Young LLP. Mr. Hendrix has an undergraduate degree from Oklahoma Christian

University and also has a Masters of Business Administration from the University of Oklahoma. Mr. Hendrix is a Member of the Board of Trustees for American Performance Mutual Funds and formerly served as a Board Member of Whitmar Exploration Inc., Houston, TX.

     Paul K. Lackey, age 58, is Executive Vice President & Chief Financial Officer of The NORDAM Group, an aircraft component manufacturing and repair firm. Prior to joining NORDAM in July 2001, Mr. Lackey was President of The University of Oklahoma - Tulsa and Senior Vice President of the OU system. Previous to joining OU in August 1999, Mr. Lackey was a key member of Governor Frank Keating's administration. He was the Governor's Chief of Staff from February 1997 to July 1999. From 1995 to 1997, he served as the Oklahoma Cabinet Secretary of Health and Human Services. Before his service in state government, Mr. Lackey was President of Flint Industries, an oil and gas services and commercial construction firm. He was appointed Chief Financial Officer for Flint in 1977, later became Chief Operating Officer and, ultimately, President. He is a past Chairman of the Metropolitan Tulsa Chamber of Commerce. A graduate of the University of Mississippi with a B.S. in Mathematics, Mr. Lackey earned his Master's Degree in Business Administration from the University of Texas. He served in the U.S. Army as an artillery officer.

     Bradley S. Vetal, age 45, has served as President, Chief Executive Officer and Director of the Company since March 1999. Mr. Vetal has been with the Company since January 1987 and has served as President of Matrix Service, Inc. since June 1, 1992. From June 1996 to March 1999 Mr. Vetal was Vice President-Tank Division of Matrix Service Company and responsible for all AST operations. From June 1991 through May 1992, Mr. Vetal served as Vice President of Eastern Operations of Matrix Service Mid-Continent, Inc. Mr. Vetal graduated Cum Laude from the University of Michigan with a degree in Mechanical Engineering.

     John S. Zink, age 72, was elected as a director of the Company effective on April 20, 1993. He is Founder and past President of Zeeco, Inc., Chairman of the John Zink Foundation and past President and Chairman of the John Zink Company. Mr. Zink graduated from Oklahoma State University with a degree in Mechanical Engineering. Mr. Zink belongs to the Mechanical Engineering Scholastic Fraternity, Pi Tau Sigma, and has been inducted into the O.S.U. Engineering Hall of Fame. He is a registered Professional Engineer. Mr. Zink is also a director of Unit Corporation, a drilling and energy company.

     The Board of Directors recommends that the stockholders vote "For" the election of each of the above named nominees.

The Board of Directors and its Committees

     The Company's Certificate of Incorporation and Bylaws provide that the number of directors on the Board shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The Board has fixed its size at six members. Directors hold office until the next annual meeting of the stockholders of the Company or until their successors have been elected and qualified. Vacancies may be filled by recommendations from the Corporate Governance Committee and a majority vote by the remaining directors. The Company's Board of Directors met 4 times during fiscal year 2001. During fiscal year 2001, each member of the Board of Directors attended 100% of the meetings of the Board of Directors and the committees of which he was a member, with the exception of Mr. Zink who attended 72% of the meetings of the Board of Directors and the committees of which he was a member.

The Board has three standing committees:

                                                           Corporate
                          Audit         Compensation       Governance
                         -------        ------------       ----------

Members:                 Bradley          Bradley            Lackey
                         Hendrix*         Hendrix            Vetal*
                         Zink             Lackey*            Zink
--------------------
* Chairman

     The Audit Committee's functions include making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plan and results of the auditing engagement, reviewing professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and nonaudit fees and reviewing the adequacy of the Company's internal accounting controls. The Audit Committee held 4 meetings during fiscal 2001.

     The Compensation Committee's functions include reviewing executive salary and bonus structure and approving salary and bonus awards to key executives, and administering the Company's stock option plans and making grants thereunder. The Compensation Committee held 5 meetings during fiscal 2001.

     The Corporate Governance Committee was established to make nominations and recommendations to the Board of Directors for individuals to be presented to the stockholders for election to the Board of Directors. The Corporate Governance Committee approved the six director nominations by unanimous consent at a regularly scheduled board meeting. The Corporate Governance Committee held no meetings during fiscal 2001.

     Holders of Common Stock wishing to recommend a person for consideration as a nominee for election to the Board can do so in accordance with the Company's Bylaws by giving timely written notice to the Secretary of the Company at 10701 East Ute Street, Tulsa, Oklahoma 74116. The written notice should give each such nominee's name, address, appropriate biographical information, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or person), and any other information that would be required in a proxy statement. Any such recommendation should be accompanied by a written statement from the person recommended, giving his or her consent to be named as a nominee and, if nominated and elected, to serve as a director. A notice must be delivered to the Secretary not later than 80 days prior to the date of any annual or special meeting; provided, however, that in the event that the date of such annual or special meeting is not publicly announced by the Company more than 90 days prior to the meeting, notice by the stockholder must be delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is communicated to the stockholders. Such notice to the Secretary must set forth the name and address of the stockholder who intends to make the nomination and a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

Director Compensation

     Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending the Board of Directors and committee meetings. In addition, each Director who is not an employee of the Company receives $7,000 plus $1,000 for each meeting attended in person and $500 for each teleconference Board of Directors meeting attended and $500 for each committee meeting attended either in person or by telephone. In addition, each outside Director is annually granted options to purchase 5,000 shares of the Company's Common Stock under the Matrix Service Company 1995 Nonemployee Directors' Stock Option Plan.

     Effective October 18, 2000, the Deferred Fee Plan for Members of the Board of Directors of Matrix Service Company was adopted. The purpose of this Plan is to permit members of the Board of Directors of the Company to elect to take their fees presently, in the form of cash, or to defer any right to payment of the Director fees until a future date. For those members of the Board of Directors that choose to defer their fees, and thus place the fees at substantial risk of forfeiture, the Plan permits such members to have an opportunity to earn interest on the deferred fees, or to participate in the performance and growth of the Company through an award of Phantom Stock (SARs).

Executive Officers of the Company

     George L. Austin, age 35, has served as Vice President of Financial Planning & Reporting since April 1999. Mr. Austin previously served as Vice President of Finance for Flint Energy Construction Company from February 1994 to March 1999. Mr. Austin was an Audit Manager with Ernst & Young LLP. Mr. Austin has a Bachelor of Science Degree from Oklahoma State University. Mr. Austin is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the Financial Executives Institute.

     Vance R. Davis, age 41, has served as Vice President of Tank Maintenance and Repair - Union Operations for the Company since June 1997. Mr. Davis served as Regional Manager from June 1994 to June 1997. Mr. Davis has served as a Project Manager and Operations Manager for the Houston Region from April 1988 to June 1994. Prior to joining the Company, Mr. Davis worked in various capacities for Pasadena Erectors, Advance Tank & Construction Company, Kamyr Installations, Graver Tank & Manufacturing and Tank Service, Inc.

     John S. Newmeister, age, 53, has served as Vice President of Marketing for the Company since May 2000 and previously as Vice President of Tank Construction. Prior to working for the Company, Mr. Newmeister worked for Pitt-Des Moines, Inc. for 24 years holding numerous positions, including President of Hydrostorage, Inc. Mr. Newmeister holds a Bachelor of Science Degree in Civil Engineering from University of Iowa.

     Bradley J. Rinehart, age 37, has served as Vice President of Tank Maintenance & Repair -Non-Union Operations for the Company since May 1997; Regional Manager - Michigan Region from April 1991 to April 1997; Operations Manager - Michigan Region from January 1990 to March 1991; Project Manager - Michigan Region from January 1988 to December 1989. Mr. Rinehart holds a Bachelor of Science Degree in Construction Science from the University of Oklahoma.

     Glen W. Rogers, age 51, has served as Vice President of Products, Technical & Support Services for the Company since June 1997. Mr. Rogers served as Vice President of Operations for the Company from October 1993 to May 1997. From March 1992 to October 1993, Mr. Rogers served as Vice President of Construction managing a $23 million dollar grass roots terminal project in Cushing, Oklahoma for Matrix Service, Inc. Previous to working for the Company, Mr. Rogers was an Engineering Manager for Williams Pipeline Company from October 1984 to March 1992. Mr. Rogers worked for Edeco, Inc. from March 1979 to October 1984 serving as Senior Project Engineer. Mr. Rogers holds a Bachelor of Science Degree in Civil Engineering from Kansas State University. Mr. Rogers is a member of the American Society of Civil Engineering and the National Society of Professional Engineers.

     James P. Ryan, age 46, has served as Vice President of the Plant Services Division since October 1999. Mr. Ryan is responsible for West Coast AST Operations, Turnarounds and Plant Maintenance operations. Mr. Ryan has 21 years of construction related experience in the area of heavy industrial construction. Mr. Ryan was a 1979 graduate from Purdue University in Civil Engineering. Previous employers include MW Kellogg, Kiewit Industrial Co. and Hoffman Construction Company. Prior to employment with Matrix, Mr. Ryan provided independent consulting services to the Power industry.

                            EXECUTIVE COMPENSATION

        The following table summarizes certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Chief Executive Officer and each of the Company's four other most highly compensated executive officers (the "Named Officers"):

                                                        SUMMARY COMPENSATION TABLE

                            Annual Compensation                            Long-Term Compensation
                     -----------------------------------------------------------------------------------------
                                                                          Awards                     Payouts
                                                                    ------------------------------------------
                                                       Other
                                                       Annual       Restricted      Securities    Long-Term
Name and             Fiscal                         Compensation      Stock         Underlying    Incentive       All other
Principal Position    Year   Salary ($)  Bonus ($)    ($) (1)        Award(s)      Options/SARs   Payout ($)   Compensation ($)
------------------------------------------------------------------------------------------------------------------------------------
Bradley S. Vetal(2)   2001    228,190     45,122                                        30,000
Chairman of Board,    2000    215,402     91,664        N/A            N/A                   -       N/A             N/A
President and Chief   1999    181,651     89,000                                       185,000
Executive Officer                              -

Michael J. Hall       2001    172,371     33,320                                        20,000
Vice President        2000    165,400     49,915        N/A            N/A                   -       N/A             N/A
Finance and Chief     1999    113,835     19,375                                       100,000
Financial Officer

James P. Ryan         2001    145,000     20,465                                         5,000
Vice President        2000     91,539          -        N/A            N/A              25,000       N/A             N/A
Western Operations    1999          -          -                                             -

Vance R. Davis        2001    131,592     26,182                                        20,000
Vice President        2000    119,970     26,900        N/A            N/A                   -       N/A             N/A
Tank Maintenance      1999    107,965     43,298                                        10,000
and Repair -
Union Operations

John S. Newmeister    2001    140,085     15,900                                        20,000
Vice President        2000    135,371     21,600        N/A            N/A                   -       N/A             N/A
Marketing             1999    129,599     10,000                                         4,000

     (1) During each of the three years ended May 31, 1999, 2000 and 2001, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table, or $50,000, if lower. Accordingly, no such amounts are included in the Summary Compensation Table.

     (2) The bonus paid to Mr. Vetal in fiscal year 1999 was the result of his performance as Vice President-Tank Division. No bonus was awarded to Mr. Vetal for his role as President and Chief Executive Officer, a position he assumed in March 1999.

Stock Option Grants During Fiscal 2001

     The following table sets forth information with respect to grants of stock options to purchase Common Stock pursuant to the Company's 1990 and 1991 Stock Option Plans to the Named Officers identified in the Summary Compensation Table above. No stock appreciation rights ("SARS") were granted during fiscal 2001 or were outstanding at May 31, 2001.


                         OPTION GRANTS IN FISCAL 2001

                                 Individual Grants (1)
----------------------------------------------------------------------------------------
                                                   % of
                               Number of        Total Options                                   Potential/Realizable Value at
                           Shares Underlying      Granted          Exercise                     Assumed Annual Rates of Stock
                             Stock Options      to Employees        Price    Expiration      Price Appreciation of Option Term (4)
Name                          Granted (#)      In Fiscal 2001     ($/Share)     Date              5% ($)               10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
Bradley S. Vetal                30,000           13.95%             4.25       10/18/10          80,184                203,202
Michael J. Hall                 20,000            9.30%             4.25       10/18/10          53,456                135,468
James P. Ryan                    5,000            2.33%             4.25       10/18/10          13,364                 33,867
Vance R. Davis                  20,000            9.30%               (2)            (2)         58,767                148,927
John S. Newmeister              20,000            9.30%               (3)            (3)         58,767                148,927

(1) Options granted during the year ended May 31, 2001 vest equally over five years of service and expire ten years from date of grant.

(2) Options for Mr. Davis in fiscal year 2001 were granted at exercise prices of $4.81 (as to 15,000 shares) and $4.25 (as to 5,000 shares) with expiration dates of July 11, 2010 and October 18, 2010, respectively.

(3) Options for Mr. Newmeister in fiscal year 2001 were granted at exercise prices of $4.81 (as to 15,000 shares) and $4.25 (as to 5,000 shares) with expiration dates of July 11, 2010 and October 18, 2010, respectively.

(4) An appreciation in stock price is required for optionees to receive any gain. A stock price appreciation of zero percent would render the options without value to the optionees. The Securities and Exchange Commission requires disclosures of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that appreciation, if any, in the stock price will occur at the rates shown in the table.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Officers identified in the Summary Compensation Table concerning the exercise of stock options and the value of unexercised options held as of the end of fiscal year 2001.

                                   AGGREGATED STOCK OPTION EXERCISES IN YEAR ENDING MAY 31, 2001
                                                 AND OPTION VALUES AT MAY 31, 2001

                                                               Number of Shares                        Value of Unexercised
                                                       Underlying Unexercised Options at            In-the-Money Stock Options
                                                               May 31, 2001 (#)                      at May 31, 2001  (1)  ($)
                                                       -----------------------------------------------------------------------------
                   Shares Acquired        Value
Name               On Exercise (#)      Realized ($)   Exercisable         Unexercisable          Exercisable          Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Bradley S. Vetal          -                   -          94,000               141,000             280,890  (2)          462,585  (2)

Michael J. Hall           -                   -          58,667                61,333             175,796  (3)          189,524  (3)

James P. Ryan             -                   -           5,000                25,000              10,310  (4)           56,240  (4)

Vance Davis           6,000               3,334           7,600                26,000              24,550  (5)           68,805  (5)

John S. Newmeister        -                   -          12,400                22,400              43,750  (6)           58,455  (6)

(1) Value was calculated by subtracting the applicable exercise price from the fair market value of the Company's Common Stock on May 31, 2001, which was $7.25 (last trading day of fiscal year) based on the average of the high and low sales price of the Common Stock on May 31, 2001 on the Nasdaq National Market, multiplied by the number of shares underlying the unexercised options.

(2) Mr. Vetal holds options to purchase 60,000 shares at an exercise price of $3.78, 14,000 shares at an exercise price of $4.38 and 20,000 shares at an exercise price of $5.63 that were exercisable in fiscal 2001. Mr. Vetal also holds options to purchase 90,000 shares at an exercise price of $3.78, 30,000 shares at an exercise price of $4.25 and 21,000 shares at an exercise price of $4.38 at May 31, 2001.

(3) Mr. Hall holds options to purchase 12,000 shares at an exercise price of $3.78 and 46,667 shares at an exercise price of $4.38 that were exercisable in fiscal 2001. Mr. Hall also holds options to purchase 18,000 shares at an exercise price of $3.78, 20,000 shares at and exercise price of $4.25 and 23,333 shares at an exercise price of $4.38 at May 31, 2001.

(4) Mr. Ryan holds options to purchase 5,000 shares at an exercise price of $5.19 that were exercisable in Fiscal 2001. Mr. Ryan also and holds options to purchase 5,000 shares at an exercise price of $4.25 and 20,000 shares at an exercise price of $5.19 at May 31, 2001.

(5) Mr. Davis holds options to purchase 3,600 shares at an exercise price of $3.63 and 4,000 shares at an exercise price of $4.38 that were exercisable in fiscal 2001. Mr. Davis also holds options to purchase 5,000 shares at an exercise price of $4.25, 6,000 shares at an exercise price of $4.38 and 15,000 shares at an exercise price of $4.81 at May 31, 2001.

(6) Mr. Newmeister holds options to purchase 10,800 shares at an exercise price of $3.63 and 1,600 shares at an exercise price of $4.38 that were exercisable in fiscal 2001. Mr. Newmeister also holds options to purchase 5,000 shares at an exercise price of $4.25, 2,400 shares at an exercise price of $4.38 and 15,000 shares at an exercise price of $4.81 at May 31, 2001.

Report of the Compensation Committee of the Board of Directors

     The Compensation Committee ("Committee") of the Board of Directors of the Company currently consists of Hugh E. Bradley, I. Edgar Hendrix and Paul K. Lackey, all of whom are independent directors who are not employees and who qualify as non-employee directors for purposes of Rule 16b-3 adopted under the Securities Exchange Act of 1934. The Committee is responsible for evaluating the performance of the Chief Executive Officer and the Chief Financial Officer ("Named Executive Officers"), determining the compensation of the Named Executive Officers and administering the Company's stock option plan under which grants may be made to employees of the Company. The Committee has furnished the following report on executive compensation for the fiscal year ending May 31, 2001.

     The annual compensation package of the Named Executive Officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash and tied to the individual's and the Company's performance against pre-established financial measures and (iii) long-term stock-based incentive awards which strengthen the relationship between the interests of the Named Executive Officers and the interests of the Company's stockholders.

     In determining the level and composition of compensation for each Named Executive Officer, the Committee takes into account various qualitative and quantitative indicators of each officer's performance. The Committee's objectives in determining compensation are to allow the Company to attract, motivate and retain the executive personnel necessary for the Company's success and to provide an executive compensation program comparable to that offered by the companies with which the Company competes for such management personnel. Although no specific target has been established, the Committee generally seeks to set salaries at or below the average of a range in comparison to peer group companies based upon experience of the Named Executive Officers. In setting salaries, the Compensation Committee considers its peer group to be certain companies with market capitalizations similar to that of the Company. This peer group does not necessarily include the companies comprising the Standard and Poor's Engineering and Construction Index reflected in the performance graph in this Proxy Statement, which is the industry categorization the Company has been placed in by its market makers. In evaluating the performance of the Named Executive Officers, the Committee takes into consideration such factors as total operating income (TOI) based on a fiscal budget plan which is reviewed by the Committee.

     Base compensation is established through negotiation between the Company and the Named Executive Officer at the time the executive is hired, or named to the executive position, and then subsequently (in general annually) when such officer's base compensation is subject to review or reconsideration. Base salaries after the initial year will be determined by the Compensation Committee after review of the officer's performance. In establishing or reviewing base compensation levels for each Named Executive Officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of other companies at a comparable stage of development that compete with the Company for business and executive talents. No predetermined weights are given to any such factors. The salaries for each of the Named Executive Officers in fiscal year 2001 were set taking into account these factors in accordance with the Company's general compensation policy discussed above.

     In addition to each Named Executive Officer's base compensation, the Committee may award cash bonuses and/or grant awards under the Company's Stock Option Plan to Named Executive Officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals include revenue and earnings targets of the Company, as discussed above.

     The Chief Executive Officer's compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee's assessment of Mr. Vetal's ability to effectively lead the Company into the future as determined by his past performance and experience with the Company's business and markets, the Compensation Committee determined that Mr. Vetal's compensation package would consist of the following: (i) annual base salary of $228,190 and
(ii) annual bonus target of 70% of annual salary based upon the Company achieving specific TOI targets as discussed above. For the past year, the Chief Executive Officer's bonus resulted in a 20% of salary bonus as determined by the Compensation Committee.

     The Chief Financial Officer's compensation is the responsibility of the Compensation Committee. Based upon the Compensation Committee's assessment of Mr. Hall's ability to effectively lead the Company into the future as determined by his past performance and experience with the Company's business and markets, the Compensation Committee determined that Mr. Hall's compensation package would consist of the following: (i) annual base salary of $172,371 and (ii) annual bonus target of 50% of annual salary based upon the Company achieving specific TOI targets as discussed above. For the past year, the Chief Financial Officer's bonus resulted in a 20% of salary bonus as determined by the Compensation Committee.

     Equity incentives are not limited to executive officers. Grants of stock options are made to management and staff of the Company in amounts determined by the Compensation Committee. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving management and staff a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to these employees of the Company to enhance the financial performance of the Company and, thus, stockholder value.

     Salaried employees of the Company with grade levels of 27 or greater, including the Named Executive Officers, are eligible to receive long-term stock based incentive awards under the Company's Stock Option Plan as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutual interests of the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Stock Option Plan enhances the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted includes the employee's position in the Company, his or her performance and responsibilities, the number of options, if any, currently held, and the vesting schedule of any such options. The Committee has adopted an established schedule for the issuance of options, with designated option grants for specific salary grades over a 3-year period.

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                              Members of the Compensation Committee

                                        Hugh E. Bradley
                                        I. Edgar Hendrix
                                        Paul K. Lackey

Report of the Audit Committee of the Board of Directors

     The Audit Committee has:

     . Reviewed and discussed the audited financial statements with management.

     . Discussed with the independent auditors the matters required to be discussed by SAS 61.

     . Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence.

     . Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

     The Board of Directors has determined that the members of the Audit Committee are independent. The Audit Committee has adopted a written charter.


                                   Members of the Audit Committee:

                                             Hugh E. Bradley
                                             I. Edgar Hendrix
                                             John S. Zink

     For the year ended May 31, 2001, the Company paid Ernst & Young, LLP audit fees of $90,000 and fees for quarterly reviews of $9,300.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filling under the Securities Act of 1944, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this information by reference, and shall not otherwise be deemed filed under such acts.


Compliance with Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4 and 5) of the Common Stock with the Securities and Exchange Commission (the "SEC") and the NASDAQ Stock Market. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons, the Section 16(a) filing requirements were satisfied by the Company's directors, officers and ten percent stockholders, except for one transaction for the granting of Phantom Stock (SARs) by Paul K. Lackey not timely reported on Form 4.

                   PROPOSAL NUMBER 2: Selection of Auditors

     The Board of Directors has reappointed the firm of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending May 31, 2002, subject to ratification by the Company's stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting. Ernst & Young LLP has served as auditors for the Company since 1984.

     The affirmative vote of holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the independent accountants for fiscal 2002.

The Board of Directors recommends a vote "For" ratification of Ernst & Young's appointment.

                           Proposals of Stockholders

     A proposal of a stockholder intended to be presented at the next annual meeting of stockholders must be received at the Company's principal executive offices no later than May 31, 2002, if the proposal is to be considered for inclusion in the Company's proxy statement relating to such meeting.

                               PERFORMANCE GRAPH

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG MATRIX SERVICE COMPANY,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE S & P ENGINEERING & CONSTRUCTION INDEX

                       [PERFORMANCE GRAPH APPEARS HERE]

Total Return Analysis
                                  5/31/96    5/30/97    5/29/98    5/31/99    5/31/00   5/31/01
Matrix Service                   $    100   $    206   $    185   $     96   $    111  $    122
S&P Engineering & Construction   $    100   $    119   $    115   $     83   $     82  $     50
Nasdaq Composite                 $    100   $    164   $    208   $    292   $    402  $     39

Source:  Carl Thompson Associates www.ctaonline.com (800) 959-9677.  Data from BRIDGE Information
 Systems, Inc.

$100 invested on May 31, 1996 in the Company's Common Stock. Includes reinvesting of dividends, where applicable. The Company's fiscal year ends May 31.

     The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporated this graph by reference, and shall not otherwise be deemed filed under such acts.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

                             Financial Information

     A copy of the Company's Annual Report on Form 10-K, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Michael J. Hall, Vice President Finance, Matrix Service Company, 10701 East Ute Street, Tulsa, Oklahoma 74116.

                                 Other Matters

     The cost of solicitation of these proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may solicit proxies by telecopy, telephone, and personal interview.

                                   By Order of the Board of Directors

                                   /s/ MICHAEL J. HALL

                                   Michael J. Hall

September 17, 2001
Tulsa, Oklahoma

PROXY                                                                      PROXY

                            MATRIX SERVICE COMPANY

                                CUSIP 57685310

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby constitutes and appoints BRADLEY S. VETAL, MICHAEL J. HALL, and each or either of them, lawful attorneys and proxies of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of Matrix Service Company (herein the "Company") to be held at Bank One, First National Tower, The Board Room, 41st Floor, 15 East Fifth Street, Tulsa, Oklahoma, on the 23rd day of October, 2001 at 10:00 a.m., Central Standard Time, and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereat, as specified herein, the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.



 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
 =============================================================================
                                   ENVELOPE.
                                   ========

Every properly signed proxy will be voted in accordance with the specification made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. All prior proxies are hereby revoked.

PROPOSAL 1:                ELECTION OF DIRECTORS                     (INSTRUCTION:  To withhold authority to vote for any individual
FOR all nominees           WITHHOLD AUTHORITY                        nominee, strike a line through the nominee's name in the list
(except as marked          to vote for all nominees                  below.)
to the contrary)           listed to the right
     [ ]                           [ ]                               Hugh E. Bradley, Michael J. Hall, I. Edgar Hendrix, Paul K.
                                                                     Lackey, Bradley S. Vetal, John S. Zink


PROPOSAL 2:                                                          If authority to vote FOR any nominee is not withheld, this
TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS                    proxy will be voted for such nominee.
THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE
FISCAL YEAR 2002                                                     --------------------------------------------------
                                                                     |                                                |
  FOR             AGAINST          ABSTAIN                           |            Share ownership label               |
  [ ]               [ ]              [ ]                             |                  4" x 1 1/2"                   |
                                                                     |                                                |
* NOTE * SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE             --------------------------------------------------
THE MEETING OR ANY ADJOURNMENT THEREOF
                                                                     (Please sign exactly as name appears hereon.  When
                                                                     signing as attorney, executor, administrator, trustee,
                                                                     guardian, etc., give full title as such.  For joint accounts, each joint owner should sign.)

                                                                     This proxy will also be voted in accordance with the discretion of the proxies or proxy on any other business.  Receipt is hereby acknowledged of the Notice of Annual Meeting and Proxy
                                                                     Statement of the Company dated September 17, 2001.


                                                                     ---------------------------------------------------------------
                                                                                          (Signature)


                                                                     ---------------------------------------------------------------
                                                                                   (Signature if held jointly)


                                                                     ---------------------------------------------------------------
                                                                                            (Date)